Exhibit 99.1

Alta Mesa Resources, Inc.

ALTA MESA ANNOUNCES APPOINTMENT OF JOHN C. REGAN AS CHEIF FINANCIAL OFFICER

Houston, Texas - January 7, 2019 - Alta Mesa Resources, Inc. (NASDAQ: AMR, “Alta Mesa Resources” or the “Company”) today announced the appointment of John C. Regan as Vice President and Chief Financial Officer effective January 7, 2019.

James Hackett, Chairman of the board of directors and Interim Chief Executive Officer of the Company commented, “We are excited to welcome John to Alta Mesa Resources. With his broad financial expertise, and proven leadership in public company financial functions, John should be a strong addition to our executive leadership team.”

Mr. Regan is a Certified Public Accountant and has more than 25 years of experience in the energy, finance and accounting sectors. Most recently he served as Executive Vice President and Chief Financial Officer of Vine Oil and Gas LP. Previously, he was Senior Vice President and Chief Financial Officer of Quicksilver Resources Inc., after having served as their Chief Accounting Officer. Mr. Regan was also employed by Flowserve Corporation where he held various financial positions of increasing responsibility and by PricewaterhouseCoopers where his roles included being a senior manager specializing in the energy segment of their audit practice.

Mr. Regan will be relocating full time to Houston, Texas from Dallas, Texas.

Alta Mesa Resources, Inc. is an independent energy company focused on the development and acquisition of unconventional oil and natural gas reserves in the Anadarko Basin in Oklahoma, and through Kingfisher Midstream, LLC, provides best-in-class midstream energy services, including crude oil and gas gathering, processing and marketing and produced water disposal to producers in the STACK play.

FOR MORE INFORMATION CONTACT: Scott Grandt (281) 945-3357 sgrandt@altamesa.net
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15021 Katy Freeway, Suite 400 ● Houston, Texas 77094 ● (281) 530-0991 ● www.altamesa.net